UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 13, 2018

United States Steel Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA 15219-2800

(Address of principal executive offices) (Zip Code)

(412) 433-1121

(Registrant’s telephone number,

including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01.          Other Events.

On March 13, 2018, United States Steel Corporation (the “Company”) commenced an issuer tender offer for any and all of its outstanding 8.375% Senior Secured Notes due July 1, 2021 (the “Tender Notes”), conditioned upon the satisfaction of certain conditions, including the Company’s completion, at or prior to the expiration date of the tender offer, of a financing transaction, on terms satisfactory to the Company, pursuant to which the Company receives aggregate gross proceeds of no less than $650,000,000, exclusive of fees, expenses and discounts.  The tender offer is expected to expire on March 19, 2018, unless terminated earlier.  The Company issued a press release on March 13, 2018 announcing the tender offer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy the Tender Notes, or any security, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

ITEM 9.01.          Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
99.1	Press release, dated March 13, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By:	/s/ Colleen M. Darragh
	Name:	Colleen M. Darragh
	Title:	Vice President and Controller

Dated: March 13, 2018